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                                                                    Exhibit 23.3

                  [POOLE CUNNINGHAM & REITANO, P.A. LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Pegasus Communications Corporation on Form S-4 (file no. 333-40205) of our financial statements of ClearVision, Inc. as of January 16, 1997 and the related statements of operations and cash flows for the year then ended which appears in the Current Report on Form 8-K/A of Pegasus Communications Corporation dated September 8, 1997 (and filed October 31, 1997). We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



                                          POOLE CUNNINGHAM & REITANO, P.A.


                                          /s/  Poole Cunningham & Reitano, P.A.
                                          -------------------------------------
Jackson, Mississippi
January 12, 1998